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                                   Exhibit 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 1991 Employee Stock Plan, as amended, of Genentech, Inc. for the registration of 900,000 shares of Redeemable Common Stock and to the incorporation by reference therein of our report dated January 17, 1995, with respect to the consolidated financial statements of Genentech, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP

San Jose, California
June 15, 1995